SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)           May 28, 1999
                                                --------------------------------

                           Win-Gate Equity Group, Inc.
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      (Exact name of registrant as it appears as specified in its charter)


          Florida                         6770                  65-0669842
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(State or other jurisdiction        (Commission File          (IRS Employer
    or incorporation)                    Number)           Identification No.)



               8700 N.W. 47th Drive, Coral Springs, Florida 33067
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (954) 255-5566
                                                         --------------

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          (Former name or former address, if changed since last report)





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Item 4.           Changes in Registrant's Certifying Accountant
                  ---------------------------------------------

         At a meeting held on May 27, 1999, the Board of Directors of Win-Gate Equity Group, Inc. (the "Company") approved the engagement of London Witte & Company as independent auditors of the Company for the fiscal year ended December 31, 1998, to replace the firm of Millward & Co. ("Millward"), who upon mutual agreement with the Company were replaced as the Company's auditors effective May 28, 1999.

         The reports of Millward on the Company's balance sheet at December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audit of the Company's balance sheet as of December 31, 1997, and in the subsequent interim periods, there were no disagreements with Millward on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Millward would have caused Millward to make reference to the subject matter in their report. The Company has requested Millward to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of Millward's letter dated May 28, 1999, is filed as an exhibit to this Report.

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

         (c)      Exhibits

                  16.1 Letter of Millward & Co. pursuant to Item 304(a)(3) of Regulation SB.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                   Win-Gate Equity Group, Inc.


                                   By:  /s/ Debra Janssen
                                       ----------------------------------------
                                            Debra Janssen
                                            President & Chief Executive Officer

Dated: June 7, 1999









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